                                                                    EXHIBIT 5(a)


                         INVESTMENT ADVISER AGREEMENT


     AGREEMENT, made this ___ day of September __, 1996, between The Santa Barbara Group of Mutual Funds (the "Company") on behalf of the Starbuck Tisdale Growth and Income Fund and SBG Captial Management, Inc. (the "Adviser"), a California Corporation.

     WHEREAS, the Company is a Maryland Corporation authorized to issue shares in series and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund is the initial series of the Company;

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Company and the Adviser as follows:


1.   Appointment
     -----------

     The Company hereby appoints the Adviser to act as Investment Adviser to the Fund for the periods and on the terms set forth herein. The Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.


2.   Services as Investment Adviser
     ------------------------------

     Subject to the general supervision and direction of the Board of Directors of the Company, the Adviser will (a) manage the Fund in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectus and the Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) make investment decisions for the Fund; (c) place purchase and sale orders on behalf of the Fund; and, (d) employ professional portfolio managers and securities analysts to provide research services to the Fund. In providing those services, the Adviser will provide the Fund with ongoing research, analysis, advice, and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

     The Adviser further agrees that, in performing its duties hereunder, it will:

     a. comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

     b. use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

     c. maintain books and records with respect to the Fund's securities transactions, render to the Board of Directors of the Company such periodic and special reports as the Board may reasonably request, and keep the Directors informed of developments materially affecting the Fund's portfolio;

     d. make available to the Fund's administrator, and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the administrator and the Company in their compliance with applicable laws and regulations. The Adviser will furnish the Directors with such periodic and special reports regarding the Fund as they may reasonably request;

     e. immediately notify the Company in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Adviser further agrees to notify the Company immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Company's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.


3.   Investment Adviser
     ------------------

     The Company authorizes Adviser to enter into such Investment Advisory Agreements as the Adviser deems necessary to carry out the terms of this Agreement and to meet investment objectives of the individual series of Funds that may be offered from time to time by the Company.

4.   Documents
     ---------

     The Fund has delivered properly certified or authenticated copies of each of the following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

     a. certified resolution of the Board of Directors of the Company authorizing the appointment of the Adviser and approving the form of this Agreement;

     b. The Registration Statement as filed with the Securities and Exchange Commission and any amendments thereto;

     c. exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

5.   Brokerage
     ---------

     In selecting brokers or dealers to execute transactions on behalf of the Fund, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Fund and/or other accounts over which the Adviser or its affiliates exercise investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations, the Adviser and its affiliates are authorized to effect portfolio transactions for the Fund and to retain brokerage commissions on such transactions. Advisers may also take into account sale of Sub shares in selecting brokers.

6.   Records
     -------

     The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund by the 1940 Act. The Adviser further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

7.   Standard of Care
     ----------------

     The Adviser shall exercise its best judgment in rendering the services under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Fund's shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 7, the term "Adviser" shall include any officers, directors, employees, or other affiliates of the Adviser performing services with respect to the Fund.

8.   Compensation
     ------------

     In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser a fee at an annual rate equal to

1% of the average daily net assets of the Fund. This fee shall be computed and accrued daily and payable quarterly. For the purpose of determining fees payable to the Adviser, the value of the Fund's average daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information.

9.   Expenses
     --------

     The Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commission, if any, fees of Directors of the Company who are not officers, directors, or employees of the Adviser; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; charges of an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders' costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Directors of the Company; and any extraordinary expenses. In addition, the Fund will pay distribution fees pursuant to a Distribution Plan adopted under Rule 12b-1 of the 1940 Act.

10.  Reduction of Fees or Reimbursement to the Fund
     ----------------------------------------------

     If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to this Agreement and the Fund's administration agreement, but excluding distribution fees, interest, taxes, brokerage and extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, the Adviser will reduce its fees or reimburse the Fund for such excess expense in the same proportion as its advisory fee bears to the Fund's combined fee for investment advice and administration. The Adviser's obligation to reduce its fees or reimburse the Fund will be limited to the amount of its fees received pursuant to this Agreement. Such reduction in fees or reimbursement, if any, will be estimated, reconciled and, in the case of reimbursement, paid on a quarterly basis.

11.  Services to Other Companies or Accounts
     ---------------------------------------

     The investment advisory services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and to engage in other activities, so long as it services hereunder are not impaired thereby.

12.  Duration and Termination
     ------------------------

     This Agreement shall become effective on September 17, 1996,in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Directors of the Company or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on sixty (60) days' written notice by the Board of Directors of the Company or by bote of holders of a majority of the Fund's shares or upon ninety
90) days' written notice by the Adviser. This Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

13.  Amendment
     ---------

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Directors of the Company, including a majority of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15.  Miscellaneous
     -------------

     a. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     b. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

     c. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

     d. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of California.

     e. If any provision of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     f. Notices of any kind to be given to the Adviser by the Company shall be in writing and shall be duly given if mailed or delivered to the Adviser at SBG Capital's address, or at such other address or to such individual as shall be specified by the Adviser to the Company. Notices of any kind to be given to the Company by the Adviser shall be in writing and shall be duly given if mailed or delivered to 333 S. Grand Ave., Suite 4075, Los Angeles, California 90071, or at such other address or to such individual as shall be specified by the Company to the Adviser.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                           Santa Barbara Group of Mutual Funds


                           By:_________________________________
                              Stephen Y. Ascher
                              Chief Executive Officer

                           SBG CAPITAL MANAGEMENT, INC.


                           By:_________________________________
                              Steven W. Arnold
                              Managing Director

                                                                    EXHIBIT 5(b)

                       SUB-INVESTMENT ADVISER AGREEMENT


     AGREEMENT, made this ___ day of September __, 1996, between The SBG Capital Management, Inc. (the "Company") on behalf of the Starbuck Tisdale Growth and Income Fund (the "Fund") and Starbuck Tisdale & Associates, Inc. (the "Sub-Adviser"), a California Corporation.

     WHEREAS the Fund Manager has entered into an Investment Advisory with The Santa Barbara Group of Mutual Funds, Inc. (the "Company").

     WHEREAS, the Company is a Maryland Corporation authorized to issue shares in series and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund is the initial series of the Company;

     WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, the Fund Manager wishes to retain the Sub-Adviser to render investment advisory services to the Fund, and the Sub-Adviser is willing to furnish such services to the Fund;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Company and the Sub-Adviser as follows:


1.   Appointment
     -----------

     The Fund Manager hereby appoints the Sub-Adviser to act as Sub-Investment Adviser to the Fund for the periods and on the terms set forth herein. The Sub-Adviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

2.   Services as Sub-Investment Adviser
     ----------------------------------

     Subject to the general supervision and direction of the Board of Directors of the Company, the Sub-Adviser will (a) manage the Fund in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectus and the Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) make investment decisions for the Fund; (c) place purchase and sale orders on behalf of the Fund; and, (d) employ professional portfolio managers and securities analysts to provide research services to the Fund. In providing those services, the Sub-Adviser will provide the Fund with ongoing research, analysis, advice, and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Sub-Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

     The Sub-Adviser further agrees that, in performing its duties hereunder, it will:

     a. comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

     b. use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

     c. maintain books and records with respect to the Fund's securities transactions, render to the Board of Directors of the Company such periodic and special reports as the Board may reasonably request, and keep the Directors informed of developments materially affecting the Fund's portfolio;

     d. make available to the Fund's administrator, and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the administrator and the Company in their compliance with applicable laws and regulations. The Sub-Adviser will furnish the Directors with such periodic and special reports regarding the Fund as they may reasonably request;

     e. immediately notify the Company in the event that the Sub-Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as sub-investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Sub-Adviser further agrees to notify the Company immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Company's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

4.   Documents
     ---------

     The Fund has delivered properly certified or authenticated copies of each of the following documents to the Sub-Adviser and will deliver to it all future amendments and supplements thereto, if any:

     a. certified resolution of the Board of Directors of the Company authorizing the appointment of the Sub-Adviser and approving the form of this Agreement;

     b. The Registration Statement as filed with the Securities and Exchange Commission and any amendments thereto;

     c. exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

5.   Brokerage
     ---------

     In selecting brokers or dealers to execute transactions on behalf of the Fund, the Sub-Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Sub-Adviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations, the Sub-Adviser and its affiliates are authorized to effect portfolio transactions for the Fund and to retain brokerage commissions on such transactions. Sub-Adviser may take into account sales of Fund shares in selecting a broker.

6.   Records
     -------

     The Sub-Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Fund by the 1940 Act. The Sub-Adviser further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

7.   Standard of Care
     ----------------

     The Sub-Adviser shall exercise its best judgment in rendering the services under this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Fund's shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Fund or to its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 7, the term "Sub-Adviser" shall include any officers, directors, employees, or other affiliates of the Sub-Adviser performing services with respect to the Fund.

8.   Compensation
     ------------

     In consideration of the services rendered pursuant to this Agreement, the Company will pay the Sub-Adviser a fee at an annual rate equal to 0.50% of the average daily net assets of the Fund. This fee shall be computed and accrued daily and payable quarterly. For the purpose of determining fees payable to the Sub-Adviser, the value of the Fund's average daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information.

9.   Expenses
     --------

     The Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commission, if any, fees of Directors of the Company who are not officers, directors, or employees of the Sub-Adviser; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; charges of an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders' costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Directors of the Company; and any extraordinary expenses. In addition, the Fund will pay distribution fees pursuant to a Distribution Plan adopted under Rule 12b-1 of the 1940 Act.

10.  Reduction of Fees or Reimbursement to the Fund
     ----------------------------------------------

     If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to this Agreement and the Fund's administration agreement, but excluding distribution fees, interest, taxes, brokerage and extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, the Sub-Adviser will reduce its fees or reimburse the Fund for such excess expense in the same proportion as its advisory fee bears to the Fund's combined fee for investment advice and administration. The Sub-Adviser's obligation to reduce its fees or reimburse the Fund will be limited to the amount of its fees received pursuant to this Agreement. Such reduction in fees or reimbursement, if any, will be estimated, reconciled and, in the case of reimbursement, paid on a quarterly basis.

11.  Services to Other Companies or Accounts
     ---------------------------------------

     The investment advisory services of the Sub-Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Sub-Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) and to engage in other activities, so long as it services hereunder are not impaired thereby.

12.  Duration and Termination
     ------------------------

     This Agreement shall become effective on September 17, 1996,in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Directors of the Company or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on sixty (60) days' written notice by the Board of Directors of the Fund or by vote of holders of a majority of the Fund's shares or upon ninety 90) days' written notice by the Sub-Adviser 90 terminates by SBG Capital. This Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

13.  Amendment
     ---------

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Directors of the Company, including a majority of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

14.  Use of Name
     -----------

     It is understood that the name of Starbuck Tisdale & Associates, Inc. or any derivative thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates, and that the Fund has the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to the Fund. Upon termination of this Agreement, the Fund shall forthwith cease to use such name (or derivative or logo) and shall promptly amend its Articles of Incorporation to change its name to comply herewith.

15.  Miscellaneous
     -------------

     a. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     b. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

     c. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

     d. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of California.

     e. If any provision of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     f. Notices of any kind to be given to the Sub-Adviser by the Company shall be in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 111 West Micheltorena Street, Suite 210, Santa Barbara California 93101, or at such other address or to such individual as shall be specified by the Sub-Adviser to the Company. Notices of any kind to be given to the Company by the Sub-Adviser shall be in writing and shall be duly given if mailed or delivered to 333 S. Grand Ave., Suite 4075, Los Angeles, California 90071, or at such other address or to such individual as shall be specified by the Company to the Sub-Adviser.



     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                           SBG CAPITAL MANAGEMENT, INC.


                           By:_________________________________
                              Stephen Y. Ascher
                              Chief Executive Officer

                           STARBUCK TISDALE & ASSOCIATES


                           By:_________________________________
                              L. David Tisdale
                              Managing Director